EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Kingstone Companies, Inc. on Form S-3 of our report dated March 24, 2016, with respect to our audits of the consolidated financial statements of Kingstone Companies, Inc. and Subsidiaries as of December 31, 2015 and 2014 and for the years then ended, which report is included in the Annual Report on Form 10-K of Kingstone Companies, Inc. for the year ended December 31, 2015.

/s/ Marcum LLP

Marcum LLP
Melville, NY
May 16, 2016